Exhibit 32.2

Certification Pursuant To
18 U.S.C. Section 1350,
As Adopted Pursuant To
Section 906 Of The Sarbanes-Oxley Act Of 2002

In connection with the Quarterly Report on Form 10-Q of Deep Well Oil & Gas, Inc. (the “Company“) for the period ended December 31, 2009 filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mr. Curtis James Sparrow, Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date:	February 12, 2010

By:	/s/ Curtis James Sparrow
Mr. Curtis James Sparrow
Chief Financial Officer